UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2023

Utz Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38686	85-2751850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street
Hanover, PA 17331
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On April 24, 2023 Utz Brands, Inc. (the “Company”) made the decision to permanently cease operations at the Company’s manufacturing facility located in Birmingham, Alabama (the “Facility”) effective on or around July 3, 2023 (the “Manufacturing Closure”). This decision reflects the Company’s dedication to network optimization and cost containment. The Company communicated this decision to affected employees on April 26, 2023. Golden Flake® and other products currently being produced at the Facility will continue to be produced at other Utz manufacturing facilities following the ceasing of manufacturing operations at the Facility and the Company expects no distribution or availability issues due to the Manufacturing Closure.

The Facility employs approximately 275 individuals. While manufacturing at the Facility is being permanently ceased, approximately 100 employees will continue to be employed by the Company and continue working in Birmingham in the Company’s distribution center.

The Company currently expects to incur pre-tax cash charges of approximately $3.0 million to $5.0 million in connection with the Manufacturing Closure in fiscal year 2023, which is expected to include $1.5 million in severance costs and $1.5 million to $3.5 million in closing and transfer of production costs. The Company also expects to incur non-cash charges of approximately $8.5 million to $11.0 million in asset impairments. The estimates of the charges and expenditures that the Company expects to incur in connection, and the timing thereof, are subject to a number of assumptions, including local law requirements, and actual amounts may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with this decision to permanently cease manufacturing at the Facility.

Certain matters discussed in this Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the expected timing of the Manufacturing Closure and the amount and timing of the expected charges associated with the Manufacturing Closure, including any non-cash impairment charges associated with the Manufacturing Closure. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions elsewhere in this Form 8-K. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that impact the expected timing and costs of the Manufacturing Closure and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements represent the Company’s judgment as of the date of this Form 8-K. For additional information on these and other factors that could cause the Company’s actual results to materially differ from those set forth herein, please see the Company’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utz Brands, Inc.

Dated: April 26, 2023
By: /s/ Ajay Kataria

Name: Ajay Kataria
Title: Executive Vice President, Chief Financial Officer